Exhibit 99.2

IO Biotech Appoints Heidi Hunter to its Board of Directors

NEW YORK, August 11, 2023 (GLOBE NEWSWIRE) — IO Biotech (Nasdaq: IOBT), a clinical-stage biopharmaceutical company developing novel, immune-modulating cancer vaccines based on its T-win® technology platform, announced the appointment of Heidi Hunter to its board of directors. Ms. Hunter, an accomplished global biotech leader with over 25 years of experience across the pharmaceutical value chain, from clinical and commercial development through to launch execution, will serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board. In addition, Priyanka Belawat, PhD, has announced that she is stepping down from the company’s board of directors, effective immediately.

“We are delighted to welcome Heidi to the IO Biotech Board,” said Mai-Britt Zocca, PhD, President and CEO of IO Biotech. “Her extensive experience in innovation, development and commercialization of specialty pharmaceuticals will be instrumental as we continue to advance IO102-IO103 through our ongoing Phase 3 pivotal trial in first-line advanced melanoma. With the interim read out from this trial expected in mid-2024 that could potentially support a BLA submission with the FDA, Heidi’s expertise will be particularly helpful as we begin our commercial planning. We look forward to her many contributions as we work to change the current treatment paradigm with innovative vaccine options for people with cancer.”

Ms. Hunter commented, “It is a privilege to be joining the IO Biotech Board at this exciting time for the company. Upcoming data readouts could provide significant opportunities to accelerate the path forward for IO102-IO103. I look forward to bringing my experience in developing and commercializing new medicines to support IO Biotech with advancing this novel vaccine that has the potential to change the treatment landscape for cancer patients.”

“Additionally, on behalf of our board of directors and management team, we thank Priyanka for her many years of service and valuable contributions she has made to IO Biotech,” added Dr. Zocca.

Ms. Hunter most recently served as President of Cardinal Health where she led the Specialty Solutions Business. Prior to Cardinal Health, Ms. Hunter was Senior Vice President of the Global Immunology Business Unit at UCB in Brussels from September 2015 to September 2020. She has also held leadership positions at Boehringer Ingelheim as Senior Vice President and General Manager in its Biosimilars Business, and at IQVIA as Vice President of Global Business Partnerships Commercial Solutions.

Ms. Hunter also held senior leadership positions in commercial and strategic marketing for biologics and oncology at Centocor, a Johnson & Johnson company. She also led the oncology business at Wyeth (today part of Pfizer) in the United States and CNS and women’s health at Novo Nordisk in Denmark. Early in Ms. Hunter’s career, she held sales and marketing positions at Ciba-Geigy in Switzerland (today part of Novartis). She is currently on the boards of Bavarian Nordic A/S, Vicore Pharma Holdings AB and Sutro Biopharma, Inc. Ms. Hunter earned a B.A. from The University of Michigan and her M.B.A. from The University of Chicago – Booth School of Business.

About IO102-IO103

IO102-IO103 is an investigational immune-modulating cancer vaccine designed to target the immunosuppressive mechanisms mediated by the proteins indoleamine 2,3-dioxygenase (IDO) and PD-L1. The company is currently conducting a Phase 3 trial (IOB-013/KN-D18; NCT05155254) evaluating IO102-IO103 in combination with pembrolizumab in first-line advanced melanoma patients, and a Phase 2 basket trial (IOB-022/KN-D38; NCT05077709).

About IO Biotech

IO Biotech is a clinical-stage biopharmaceutical company developing novel, immune-modulating cancer vaccines based on its T-win® vaccine platform. The T-win platform is a novel approach to cancer vaccines designed to activate T cells to target the most important immunosuppressive cells in the tumor microenvironment. IO Biotech is advancing in clinical studies its lead cancer vaccine candidate, IO102-IO103, targeting IDO and PD-L1, and through preclinical development its other pipeline candidates. IO Biotech is headquartered in Copenhagen, Denmark and has US headquarters in New York, New York.

For further information, please visit www.iobiotech.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, including regarding future clinical trials and results, are based on IO Biotech’s current assumptions and expectations of future events and trends, which affect or may affect its business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Except to the extent required by law, IO Biotech undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

Contact:

Maryann Cimino, Director of Investor Relations

IO Biotech, Inc.

617-710-7305

mci@iobiotech.com

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